Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8, Registration Number 333-76897 on Form S-8, Registration Statement Number 333-70914 on Form S-8, Registration Number 333-115955 on Form S-8, Registration Number 333-120032 on Form S-8, Registration Number 333-129828 on Form S-8, Registration Statement Number 333-60092 on Form S-8, Registration Statement Number 333-146878 on Form S-8, and Registration Statement Number 333-146879 on form S-8 of our report dated July 23, 2009, with respect to the consolidated financial statements of Richardson Electronics, Ltd. included in this Annual Report (Form 10-K) for the year ended May 30, 2009.

/s/ Ernst & Young LLP

Chicago, Illinois

July 23, 2009